April 21, 2026

FOR IMMEDIATE RELEASE
Contact:
Aircastle (Ireland) DAC (US Branch)
Jim Connelly, SVP ESG & Corporate Communications
Tel: +1-203-504-1871
jconnelly@aircastle.com

Aircastle Announces Fourth Quarter and Full Year 2025 Results

Three Months Ended February 28, 2026
•Net income of $57 million on total revenues of $251 million and Adjusted EBITDA(2) of $230 million;
•22% increase to total revenue compared to fourth quarter 2024;
•Acquired 14 aircraft for $395 million; and
•Sold 13 aircraft and other flight equipment, including one B777-300ER, for proceeds of $361 million and gains on sale or disposition of $36 million;

Full Year Ended February 28, 2026
•Net income of $194 million, up 57% compared to $124 million in fiscal 2024;(1)
•Acquired 46 aircraft during fiscal year 2025 for $1.7 billion; 51% of NBV as of February 28, 2026 composed of new technology aircraft;
•Sold 33 aircraft and other flight equipment with an average age of 17 years for proceeds of $730 million and a gain on sale or disposition of $96 million;
•Collected insurance settlement proceeds of $71 million; and
•Executed 174 transactions for fiscal year 2025, largely comprised of purchases, sales, lease amendments, and extensions.

______________________
(1) Refer to the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for additional information.
(2) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Liquidity & Credit Ratings
•Raised $1.25 billion in new financings from $650 million of unsecured senior notes at 5.000% and a $600 million unsecured term loan with 18 lenders;
•Extended $500 million of shareholder-affiliated revolving credit facilities;
•Ratings upgrades to Baa2 and BBB by Moody's and Standard & Poor's respectively;
•As of April 1, 2026, total liquidity of $2.6 billion includes $2.0 billion of undrawn credit facilities, $0.5 billion of projected adjusted operating cash flows through April 1, 2025, and $0.1 billion of unrestricted cash;
•As of February 28, 2025, we have 273 unencumbered aircraft and other flight equipment with a net book value of $8.4 billion.
Mike Inglese, Aircastle’s Chief Executive Officer, commented, “During fiscal 2025, Aircastle's improved profitability and a strengthened fleet were recognized by ratings upgrades from both S&P and Moody's. We completed the year with 46 aircraft acquisitions, adding $1.7 billion in NBV. New technology aircraft accounted for 51% of our fleet NBV at the end of the fiscal year. Robust trading activity during the year also included the sale of 33 aircraft which generated gains of $96 million. Net income for fiscal 2025 improved 57% reflecting an outstanding year for our unique business.”
Mr. Inglese concluded, “Recent events in the Middle East bring new uncertainties for airlines, most notably surging fuel costs. However, airlines have proven adept at managing through disruptions and global demand for travel is sustaining. As we move into 2026 with heightened vigilance, we plan to continue enhancing our fleet through our disciplined investment approach while efficiently accessing capital markets.”
Aviation Assets
As of February 28, 2026, Aircastle owned 277 aircraft and other flight equipment having a net book value of $8.5 billion. In addition we managed 5 aircraft.

	As of February 28,
Owned Aircraft	2026	2025
Net Book Value of Flight Equipment ($ mils.)	$8,534	$7,902
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$8,417	$7,127
Number of Aircraft	277	265
Number of Unencumbered Aircraft	273	244
Number of Lessees	76	77
Number of Countries	45	47
Weighted Average Fleet Age (years)(1)	9.0	9.1
Weighted Average Remaining Lease Term (years)(1)	5.4	5.4
Weighted Average Fleet Utilization for the fourth quarter(2)	97.7%	99.3%
Weighted Average Fleet Utilization for the year ended(2)	99.1%	99.2%

Managed Aircraft
Number of Managed Aircraft(3)	5	8
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(1)Weighted by Net Book Value.
(2)Aircraft on lease as a percentage of total days in period weighted by net book value.
(3)Number of managed aircraft as of February 28, 2026 includes 4 aircraft owned by our joint venture with Mizuho Leasing.

Conference Call
In connection with this press release, management will host a conference call on Tuesday, April 21, 2026, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing +1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name “Aircastle” when prompted by the operator.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call.
About Aircastle Limited
Aircastle Limited acquires, leases, and sells commercial jet aircraft to airlines worldwide. As of February 28, 2026, Aircastle owned and managed 282 aircraft leased to 76 customers located in 45 countries.
Safe Harbor
All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	February 28/29,
	2026	2025
ASSETS
Cash and cash equivalents	$179,889	$279,052
Accounts receivable	18,239	9,662
Flight equipment held for lease, net	8,267,353	7,644,867
Net investment in leases, net	267,085	257,249
Unconsolidated equity method investment	47,540	45,813
Other assets	209,680	273,521

Total assets	$8,989,786	$8,510,164

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net	$112,355	$502,609
Borrowings from unsecured financings, net	5,139,411	4,452,781
Accounts payable, accrued expenses and other liabilities	381,274	295,132
Lease rentals received in advance	63,514	68,120
Security deposits	65,424	82,477
Maintenance payments	560,157	583,658
Total liabilities	6,322,135	5,984,777

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at February 28, 2026 and 2025	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 17,840 shares issued and outstanding at February 28, 2026 and 2025	—	—
Additional paid-in capital	2,378,774	2,378,774
Retained earnings	288,877	146,613
Total shareholders’ equity	2,667,651	2,525,387
Total liabilities and shareholders’ equity	$8,989,786	$8,510,164

Aircastle Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Dollars in thousands)

	Three Months Ended February 28,		Year Ended February 28,
	2026	2025	2026	2025
	(Unaudited)
Revenues:
Lease rental revenue	$193,979	$168,990	$759,701	$652,379
Direct financing and sales-type lease revenue	5,454	5,118	20,945	21,295
Amortization of lease premiums, discounts and incentives	78	(3,677)	280	(21,682)
Maintenance revenue	13,906	14,446	95,654	90,490
Total lease revenue	213,417	184,877	876,580	742,482
Gain on sale or disposition of flight equipment	36,268	20,282	95,889	77,191
Other revenue	1,659	399	2,650	1,302
Total revenues	251,344	205,558	975,119	820,975

Operating expenses:
Depreciation	95,395	91,029	384,028	355,666
Interest, net	70,967	61,934	282,139	247,923
Selling, general and administrative	23,512	25,845	89,483	86,416
Provision (benefit) for credit losses	(17)	8,434	(57)	8,715
Impairment of flight equipment	1,394	—	53,323	19,391
Maintenance and other costs	4,367	3,527	17,101	16,938
Total operating expenses	195,618	190,769	826,017	735,049

Other income (expense):
Gain (loss) on extinguishment of debt	—	—	(2,973)	285
Other	5,966	49,690	74,120	56,247
Total other income	5,966	49,690	71,147	56,532

Income from continuing operations before income taxes and earnings of unconsolidated equity method investments	61,692	64,479	220,249	142,458
Income tax provision	5,335	5,067	28,863	21,948
Earnings of unconsolidated equity method investment, net of tax	479	1,366	2,662	3,103
Net income	$56,836	$60,778	$194,048	$123,613
Preference share dividends	(10,500)	(10,500)	(21,000)	(21,000)

Net income available to common shareholders	$46,336	$50,278	$173,048	$102,613

Total comprehensive income available to common shareholders	$46,336	$50,278	$173,048	$102,613

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year Ended February 28,
	2026	2025
Cash flows from operating activities:
Net income	$194,048	$123,613
Adjustments to reconcile net loss to net cash and restricted cash provided by operating activities:
Depreciation	384,028	355,666
Amortization of deferred financing costs	18,032	17,033
Amortization of lease premiums, discounts and incentives	(280)	21,682
Deferred income taxes	21,193	17,550
Collections on net investments in leases	5,352	7,628
Security deposits, maintenance payments and insurance settlements included in earnings	(119,410)	(59,959)
Gain on sale or disposition of flight equipment	(95,889)	(77,191)
(Gain) loss on extinguishment of debt	2,973	(285)
Impairment of flight equipment	53,323	19,391
Provision (benefit) for credit losses	(57)	8,715
Other	(1,822)	(3,188)
Changes on certain assets and liabilities:
Accounts receivable	(8,207)	(6,984)
Other assets	7,950	13,532
Accounts payable, accrued expenses and other liabilities	25,462	7,475
Lease rentals received in advance	(3,643)	19,343

Net cash and cash equivalents provided by operating activities	483,053	464,021
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(1,710,760)	(1,588,197)
Proceeds from sale or disposition of flight equipment	729,500	565,921
Proceeds from settlement of insurance claims	70,824	49,500
Proceeds from sale of investment in debt securities	10,128	—
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	2,713	4,157
Other	9	(1,613)
Net cash and cash equivalents used in investing activities	(897,586)	(970,232)
Cash flows from financing activities:
Proceeds from issuance of common shares	—	300,000
Proceeds from secured and unsecured debt financings	1,915,489	1,702,048
Repayments of secured and unsecured debt financings	(1,624,927)	(1,452,340)
Deferred financing costs	(15,190)	(9,849)
Debt extinguishment costs	—	285
Security deposits and maintenance payments received	153,390	152,521
Security deposits and maintenance payments returned	(50,608)	(16,379)
Dividends paid	(62,784)	(21,000)
Net cash and cash equivalents provided by financing activities	315,370	655,286
Net (decrease) increase in cash and cash equivalents:	(99,163)	149,075
Cash and cash equivalents at beginning of year	279,052	129,977

Cash and cash equivalents at end of year	$179,889	$279,052

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)

	Three Months Ended February 28,		Year Ended February 28,
	2026	2025	2026	2025
	(Unaudited)
Net income	$56,836	$60,778	$194,048	$123,613
Depreciation	95,395	91,029	384,028	355,666
Amortization of lease premiums, discounts and incentives	(78)	3,677	(280)	21,682
Interest, net	70,967	61,934	282,139	247,923
Income tax provision	5,335	5,067	28,863	21,948

EBITDA	228,455	222,485	888,798	770,832
Adjustments:
Impairment of flight equipment	1,394	—	53,323	19,391
(Gain) loss on extinguishment of debt	—	—	2,973	(285)
Adjusted EBITDA	$229,849	$222,485	$945,094	$789,938
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We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.